UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 30, 2014

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

0-21116	87-0500306
(Commission File No.)	(IRS Employer Identification Number)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on April 30, 2014.  A total of 12,247,673 shares (approximately 88%) of the issued and outstanding shares of USANA common stock were represented by proxy or in person at the meeting.  The following matters were submitted and voted upon at the Annual Meeting:

1.              USANA shareholders voted to elect five individuals to the Board of Directors for the succeeding year as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes

Myron W. Wentz, PhD	11,080,870	99,617	—	1,067,186
Ronald S. Poelman	9,882,133	1,298,354	—	1,067,186
Robert Anciaux	11,074,628	105,859	—	1,067,186
Jerry G. McClain	11,111,779	68,708	—	1,067,186
Gilbert A. Fuller	10,997,510	182,977	—	1,067,186

2.              USANA shareholders voted to ratify the Board’s selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2014 as set forth below:

Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes

12,226,028	6,404	15,241	—

3.              USANA shareholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as set forth below:

Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining	Broker Non-Votes

11,120,795	36,687	23,005	1,067,186

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

	By:	/s/ Paul A. Jones

Paul A. Jones, Chief Financial Officer

Date: May 2, 2014